CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 13, 2011

INFORMATION SYSTEMS ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Florida (State or Other Jurisdiction of Incorporation)	333-142429 (Commission File Number)	65-049317 (IRS Employer Identification No.)

819 SW Federal Highway

Stuart, FL 34994

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (772) 403-2992

_______________________________________________________________________________

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(1)

Item 5.02	Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 13, 2011, Information System Associates, Inc. (the “Company”) elected Mr. Gary Aron to the Company’s Board of Directors with the effective date of January 1, 2012.

As compensation for his services as a director, Mr. Aron received 100,000 shares of restricted common stock of the Company vesting on January 1, 2013.

Since April 2010, Mr. Aron has served as VP of Business Development at AssetVue where his responsibilities span business development, application software development, project management, sales and marketing. From January 2007 through December 2009, Mr. Aron held the position of VP Infrastructure and Operations at Comcast Corporation. Reporting to the CIO and was responsible for the Comcast National Data Center strategies, design, build and operations of data centers as well as deployment and support of all technology equipment in the data centers.

On December 29, 2011, Mr. Dom Lesme resigned as President, Chief Operating Officer and a director of the Company effective December 31, 2011.

(2)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFORMATION SYSTEMS ASSOCIATES, INC.

By: /s/ Joseph P. Coschera

President

Date: January 4, 2012